Exhibit 23.3

ROBERT BRANTL, ESQ.

181 Dante Avenue

Tuckahoe, NY 10707

914-693-3026

January 24, 2022

ZKGC New Energy Limited

12 Xinxiangdi Jiari

Laocheng Town, Chengmai County

Hainan Province 571924

People’s Republic of China

Re: Registration Statement on Form F-1 (the “Registration Statement”)

Ladies and Gentlemen:

I hereby consent to the use of my name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving my consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Robert Brantl
Robert Brantl